UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

NOV INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10353 Richmond Ave.
Houston, Texas		77042
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 346 223-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers; Appointment of Officers

On November 19, 2025, Clay C. Williams, Chairman and Chief Executive Officer of NOV Inc. (the “Company”), informed the Company’s Board of Directors (the “Board”) that he will resign as a member of the Board effective January 1, 2026 and will retire from the Company effective February 28, 2026. The Board has appointed the Company’s President and Chief Operating Officer and director, Jose A. Bayardo, age 54, as Mr. Williams’ successor, effective January 1, 2026, at which time Mr. Bayardo shall serve as the Company’s Chairman, President, and Chief Executive Officer, and Mr. Williams will cease serving as an executive officer of the Company but will continue to work for the Company in an advisory capacity until his retirement date. Mr. Williams’s resignation from the Board is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices.

Mr. Bayardo has served as the Company’s President and Chief Operating Officer since March 2025, and from August 2015 until March 2025, Mr. Bayardo served as the Company’s Senior Vice President and Chief Financial Officer. In connection with Mr. Bayardo’s promotion, effective January 1, 2026, the Company (a) will increase his annual base salary to $950,000, (b) will increase his target bonus percentage for the Company’s incentive compensation plan from 100% to 125% of his annual base salary, and (c) will amend his executive employment agreement solely to increase the percentage of base salary that will apply to certain provisions of such agreement to from 100% to 125%. Mr. Bayardo’s amended employment agreement will remain consistent with the form attached as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 14, 2025.

There are no family relationships between Mr. Bayardo and any director or executive officer of the Company, nor does Mr. Bayardo have an interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release regarding Mr. Williams’ retirement and naming Mr. Bayardo and to his new positions is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are provided as part of the information furnished under Item 7.01 of this Current Report on Form 8-K:

99.1	NOV Inc. press release dated November 19, 2025 announcing management changes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOV INC.

Date:	November 20, 2025	By:	/s/ Peter F. Vranderic
Peter F. Vranderic Vice President